Exhibit 99.1

Independent Auditors’ Report

Board of Directors
Vertex Corporate Holdings, Inc.
Lexington, Massachusetts

We have audited the accompanying consolidated balance sheets of Vertex Corporate Holdings, Inc. as of May 3, 2008 and April 28, 2007, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vertex Corporate Holdings, Inc. as of May 3, 2008 and April 28, 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Lefkowitz, Garfinkel, Champi & DeRienzo P.C.

Providence, Rhode Island
August 14, 2008

VERTEX CORPORATE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS – MAY 3, 2008 AND APRIL 28, 2007

	2008	2007
Assets
Current assets:
Cash	$318,348	$523,155
Accounts receivable, net of allowance for doubtful accounts (2008, $12,207; 2007, $36,000)	8,158,877	8,290,313
Inventories	24,439,529	21,621,614
Advance to related party	500,000
Prepaid expenses and other	491,802	469,648
Deferred income taxes	1,507,000	1,126,000

Total current assets	35,415,556	32,030,730

Property and equipment, net	1,876,960	1,168,488
Goodwill	5,363,425	5,363,425
Other assets	511,533	622,119

Total assets	$43,167,474	$39,184,762

Liabilities and Shareholders’ Equity
Current liabilities:
Notes payable, bank	$8,513,787	$9,620,947
Current portion of long-term debt	616,480	573,395
Accounts payable	2,802,187	2,209,295
Accrued expenses	4,258,590	5,933,928

Total current liabilities	16,191,044	18,337,565

Long-term debt, less current portion	9,714,477	10,284,723
Deferred income taxes, net	662,000	494,000

Total liabilities	26,567,521	29,116,288

Commitments (Note 7)

Shareholders’ equity:
Common stock, $0.01 par value, 15,000 shares authorized; 10,000 shares issued and outstanding	100	100
Paid-in-capital	3,447,900	3,447,900
Retained earnings	13,151,953	6,620,474

	16,599,953	10,068,474

Total liabilities and shareholders’ equity	$43,167,474	$39,184,762

See notes to consolidated financial statements.

VERTEX CORPORATE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
YEARS ENDED MAY 3, 2008 AND APRIL 28, 2007

	2008	2007

Net sales	$71,887,968	$61,714,730

Cost of sales	46,973,098	38,859,113

Gross profit	24,914,870	22,855,617

Selling, general and administrative expenses	11,281,005	10,269,768

Income from operations	13,633,865	12,585,849

Other charges:
Interest expense	2,174,608	2,127,706
Management fee, related party	539,730	465,980
Loss on disposal of property	47,594

	2,761,932	2,593,686

Income before income taxes	10,871,933	9,992,163

Income taxes (benefit):
Current	4,553,454	4,303,395
Deferred	(213,000)	(376,000)

	4,340,454	3,927,395

Net income	6,531,479	6,064,768

Retained earnings, beginning of year	6,620,474	555,706

Retained earnings, end of year	$13,151,953	$6,620,474
See notes to consolidated financial statements.

VERTEX CORPORATE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MAY 3, 2008 AND APRIL 28, 2007

	2008	2007

Cash flows from operating activities:
Net income	$6,531,479	$6,064,768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	201,519	194,790
Amortization	97,815	210,724
Loss on disposal of property	47,594
Provision (benefit) for:
Losses on accounts receivable	84,100	42,400
Inventory obsolescence	740,000	1,176,000
Deferred income taxes	(213,000)	(376,000)
Deferred interest expense	169,773	165,916
Changes in assets and liabilities:
Accounts receivable, trade	47,336	(1,767,597)
Inventories	(3,557,915)	(6,494,754)
Prepaid expenses and other	(22,154)	(265,623)
Deposits	12,771	(69,893)
Accounts payable	645,032	(731,319)
Accrued expenses	(1,675,338)	4,381,691
Net cash provided by operating activities	3,109,012	2,531,103

Cash flows from investing activities:
Advance to related party	(500,000)
Payments related to net assets acquired in purchase acquisition		(2,056,932)
Purchases of property and equipment	(1,009,725)	(615,308)

Cash used in investing activities	(1,509,725)	(2,672,240)

Cash flows from financing activities:
Notes payable, bank, net	(1,107,160)	644,362
Principal payments on long-term debt	(696,934)	(314,481)

Net cash provided by (used in) financing activities	(1,804,094)	329,881

Net increase (decrease) in cash	$(204,807)	$188,744
Cash, beginning of year	523,155	334,411
Cash, end of year	$318,348	$523,155

Supplemental disclosures:

Cash paid for:
Interest	$2,083,670	$1,877,106
Income taxes	$5,756,531	$108,000

Noncash investing and financing activities:
Interest expense deferred and capitalized as long-term debt	$169,773	$165,916
During 2007, the Company obtained seller financing in the amount of $300,000 for the purchase acquisition. See notes to consolidated financial statements.

VERTEX CORPORATE HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MAY 3, 2008 AND APRIL 28, 2007

1.	Description of business and summary of significant accounting policies:

Principles of consolidation:

The accompanying consolidated financial statements include the accounts and transactions of Vertex Corporate Holdings, Inc., its wholly-owned subsidiary Pawtucket Holdings, Inc., and PFI, LLC., a single-member Limited Liability Company of Pawtucket Holdings, Inc.  Vertex Corporate Holdings, Inc., Pawtucket Holdings, Inc. and PFI, LLC are collectively referred to herein as the Company.  HMK Enterprises, Inc. (HMK) owns approximately 85% of Vertex Corporate Holdings, Inc. through its consolidated group of holdings.

Significant intercompany accounts and transactions have been eliminated in consolidation.

Business organization and description of business:

PFI, LLC operates principally as a distributor of ferrous and corrosion resistant fasteners, selling to other distributors and resellers throughout North America.  PFI, LLC purchases principally all of its products from fastener manufacturers located in Asia.

Pawtucket Holdings, Inc.’s activities consists of its investment in PFI, LLC. Vertex Corporate Holdings, Inc.’s activities principally include its investment in Pawtucket Holdings, Inc.

Fiscal year:

The Company’s fiscal year ends on the Saturday nearest April 30. The year ended May 3, 2008 includes 53 weeks and the year ended April 28, 2007 includes 52 weeks.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.  Significant estimates included in the accompanying consolidated financial statements relate to reserves for accounts receivable, inventories and goodwill valuations, reserves for self-insured medical claims, and income taxes.  Actual results could differ from those estimates.

Cash and cash equivalents and concentrations of credit risk:

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  The Company had no cash equivalents at May 3, 2008 and April 28, 2007.

At May 3, 2008 and April 28, 2007, the Company had bank deposits totaling $213,142 and $425,147, respectively, in excess of federally insured limits.

Accounts receivable, credit risk, and revenue recognition:

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  The Company provides credit to customers in the normal course of business.  Collateral is not required for accounts receivable, but ongoing credit evaluations of customers’ financial condition are performed, and the Company maintains credit insurance for certain customer accounts at specific dollar minimums and maximums.  The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts.  Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.  The allowance for doubtful accounts at May 3, 2008 and April 28, 2007, and the changes in the allowance for doubtful accounts for the years then ended, are not material to the accompanying consolidated financial statements.

Revenue is recognized when title to goods passes to customers, which principally occurs when goods are shipped to customers, and includes freight charges billed to customers.

Inventories:

Inventories consist principally of items held for resale and are stated at the lower of cost (first-in, first-out method) or market.  The Company reduces inventories by an amount which, in management’s judgment, is adequate to reflect inventories at the lower of cost or market.  At May 3, 2008 and April 28, 2007, the Company has recorded a valuation allowance for obsolescence and slow-moving inventories in the amount of $2,833,000 and $2,093,000, respectively.  Management uses historical sales and an expected net realizable value of products to be sold to estimate the valuation allowance.  Therefore, management’s estimate of the valuation allowance is susceptible to significant change depending on historical sales and expected net realizable value at each valuation date.

Property and equipment:

Property and equipment is stated at cost.  Maintenance and repairs are expensed as incurred, and additions and expenditures that increase asset values and extend useful lives are capitalized.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets.  Machinery and equipment is depreciated over 5 years, computer equipment is depreciated over 3 to 5 years, and leasehold improvements are depreciated over the shorter of the useful lives of the assets or lease term (principally 10 years).

The Company evaluates long-lived assets held and used by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  An impairment loss is recognized if the sum of expected undiscounted future cash flows from the use of and disposition of the asset is less than its carrying amount.  Generally, the amount of the impairment loss is measured as the difference between the carrying amount of the asset and the estimated fair value of the asset.  The Company did not record any impairment losses during the years ended May 3, 2008 and April 28, 2007.

Goodwill and intangible assets:

Goodwill represents the excess of the purchase price over the fair value of the identifiable assets, including identifiable intangibles, acquired and liabilities assumed in acquisitions accounted for using the purchase method.  The Company evaluates goodwill for impairment annually or whenever events or changes in circumstances indicate that the carrying amount exceeds its implied fair value.  In connection with the impairment tests, the Company evaluates the continuing value of the goodwill using a multiple of earnings before depreciation, amortization and other charges.

The Company evaluates the remaining useful lives assigned to intangible assets annually to determine whether events or circumstances require the Company to revise the remaining period of amortization.  Also, the Company evaluates intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  An impairment loss is recognized if the sum of the expected future cash flows from the asset is less than its carrying amount.

Generally, the amount of the impairment loss is measured as the difference between the carrying amount of the asset and the estimated fair value of the asset.  During the years ended May 3, 2008 and April 28, 2007, no impairment losses were recognized.  Also, there were no changes in the gross carrying amounts of goodwill and intangible assets during the years ended May 3, 2008 and April 28, 2007, except for the amounts recorded for the acquisition discussed in Note 2.

At May 3, 2008 and April 28, 2007, the Company’s intangible asset consists of a covenant not to compete, which is amortized using the straight-line method over the five-year term of the related agreement.

Deferred financing fees:

Deferred financing fees are amortized using the straight-line method over the term of the related debt.

Shipping and handling costs:

Shipping and handling costs are included in cost of sales in the accompanying consolidated statements of income and retained earnings.

Self-insurance:

The Company retains a portion of the risk for medical claims and purchases insurance for catastrophic exposures beyond a $50,000 deductible per employee up to a maximum aggregate amount of $1,200,000.  The Company accrues estimated unpaid medical claims, including claims incurred but not reported, based on available recent claims experience.

Income taxes:

The Company’s income or loss is included in HMK’s consolidated federal income tax return and certain unitary state and local tax returns.

Under a tax-sharing agreement (the Tax Agreement) between the Company and HMK, the Company pays to HMK a tax-sharing allocation for its proportionate share of the consolidated group’s taxable income.  Certain states require separately filed returns and the payment of income and/or excise taxes by PFI, LLC.  Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted statutory tax rates and laws that will be in effect when the differences are expected to reverse.

Effective May 4, 2008, the Company is required to adopt the provisions of Financial Accounting Standards Board Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48).  The interpretation requires the Company to assess the merits of its income tax positions to determine whether the positions would be sustained upon examination and to record a liability for tax positions that are less than fifty percent likely to be sustained.  The effect of the adoption of FIN 48 on the Company’s consolidated financial statements has not yet been determined.

2.	Acquisition:

On May 19, 2006, the Company acquired the assets and assumed certain liabilities of an existing entity that operates in the same business as the Company.  The aggregate purchase price was $2,356,932.  The excess of the cost of the acquired entity over the fair value of the assets acquired and liabilities assumed, totaling $897,039, has been recorded as goodwill.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Accounts receivable, trade	$248,715
Inventories	804,139
Property and equipment	125,000
Covenant not to compete	300,000

Total assets acquired	1,477,854

Accounts payable assumed	17,961

Net assets acquired	$1,459,893

3.	Property and equipment:

	2008	2007

Leasehold improvements	$225,987	$169,231
Machinery and equipment	861,556	612,265
Computer equipment	1,283,923	772,978
Furniture and fixtures	56,260	39,705

	2,427,726	1,594,179
Less accumulated depreciation	550,766	425,691

	$1,876,960	$1,168,488

At May 3, 2008 and April 28, 2007, computer equipment includes costs, totaling $1,134,000 and $624,000, respectively, which are part of a new computer network that is expected to be placed in service during 2009.  Also, management estimates that additional costs of approximately $100,000 will be incurred during 2009 for the development and installation of the computer network.

4.	Other assets:

	2008	2007

Covenant not to compete, net of accumulated amortization (2008, $115,000; 2007, $55,000)	$185,000	245,000
Deferred financing fees, net of accumulated amortization (2008, $310,332; 2007, $272,517)	200,535	238,350
Deposits	125,998	138,769
	$511,533	$622,119

The covenant not to compete is being amortized $60,000 annually through May 2011.

5.	Notes payable, bank:

The Company has a revolving credit note payable (Revolving Note) with a bank.  Borrowings under the Revolving Note are available in the maximum amount equal to the lesser of a percentage of eligible accounts receivable plus the lesser of a percentage of eligible inventories or a percentage of the appraisal value of inventories, as defined, or $16,000,000 less the then outstanding balance on the Term Note (see below).  Borrowings are also available under the Revolving Note for the issuance of letters of credit up to a maximum amount of $1,500,000.  Borrowings under the Revolving Note bore interest at the bank’s prime rate plus .25% or the London InterBank Offered Rate (LIBOR) plus 2.75% through October 2007, and thereafter bear interest at the bank’s prime rate minus 1.25% or LIBOR plus 1.5%, and are due on demand.

At May 3, 2008 and April 28, 2007, borrowings under the Revolving Note total $6,388,787 and $7,120,947, respectively, with interest at 3.75% at May 3, 2008 (8.11% at April 28, 2007).  Borrowings under the Revolving Note and Term Loan are secured by substantially all assets of the Company.

The Company has a term loan note payable (Term Loan) under the same Credit and Security Agreement as the Revolving Note.  The Term Loan is due on demand and, if no demand is made sooner, in quarterly principal installments of $125,000 which commenced November 1, 2007 with the remaining balance due August 4, 2009.  At May 3, 2008 and April 28, 2007, $2,125,000 and $2,500,000, respectively, is outstanding under the Term Loan.  Interest on the Term Loan is due monthly at the bank’s prime rate plus 1% or LIBOR plus 3.5% (6.00% at May 3, 2008; 8.8% at April 28, 2007).

The Company’s debt agreements contain covenants, notification requirements and restrictions, including, among others, the maintenance of certain financial ratios and limitations on additional indebtedness, distributions and investments.

6.	Long-term debt:

	2008	2007

Senior subordinated notes payable (Senior Notes), bearing interest at 14% (interest at 12% due monthly, interest at 2% capitalized to principal quarterly), principal balance due the earlier of August 4, 2010 or a capital transaction or acceleration event as defined in the agreement	$8,441,814	$8,272,323

Subordinated term note payable, bearing interest at 6%, principal and interest due in quarterly installments of $151,465 commencing October 2006 with the remaining unpaid balance due July 31, 2011	1,757,246	2,355,585

Subordinated term note payable, bearing interest at 6%, principal and interest due in quarterly installments of $27,644 through May 2009	131,897	230,210

	10,330,957	10,858,118

Less current portion	616,480	573,395

	$9,714,477	$10,284,723

The long-term debt and notes payable, bank (see Note 5) are collateralized by substantially all assets of the Company.  The Senior Notes and subordinated term notes payable are subordinated to the notes payable, bank.

The holders of the Senior Notes received warrants for the purchase of 400 common shares of Pawtucket Holdings, Inc., which would represent, upon conversion, 4% of the outstanding common shares.  The warrants are exercisable through August 4, 2015, at an amount per share calculated based on defined formulas in the warrant agreement.  Management has determined that the exercise price of the warrants at the inception of the agreement approximated the fair value of Pawtucket Holdings, Inc.’s common stock shares at that time.  Accordingly, the Company has not recorded any amounts in the accompanying consolidated financial statements for the value of the warrants.  The warrants are also subject to a put notice that requires Pawtucket Holdings, Inc. to purchase the warrants, at the holder's option, based on the then fair market value of PFI, LLC at the earlier of August 4, 2010 or the consummation of a capital transaction.

The subordinated term notes are payable to former owners of the business.

The Company’s debt agreements contain covenants, notification requirements and restrictions, including,among others, the maintenance of certain financial ratios and limitations on additional indebtedness, distributions and investments.

At May 3, 2008, annual maturities of long-term debt are as follows:

Year ending in

2009	$ 616,480
2010	570,420
2011	9,018,350
2012	125,707

$10,330,957

7.	Related party transactions and commitments:

Operating leases:

The Company leases warehouse and office facilities under operating leases with unrelated parties and parties related through certain common ownership.  The operating leases expire at various dates through December 2017.  Rent expense under operating leases (excluding taxes, insurance and maintenance expenses which are the responsibility of the Company) totaled approximately $779,700 and $972,900 to unrelated parties, and approximately $413,000 and $305,000 to related parties, for the years ended May 3, 2008 and April 28, 2007, respectively.

At May 3, 2008, future minimum rentals under noncancelable operating leases are as follows:

Year ending in	Unrelated parties	Related parties	Total

2009	$ 875,407	$ 810,000	$1,685,407
2010	690,521	701,670	1,392,191
2011	349,236	680,000	1,029,236
2012	259,356	680,000	939,356
2013	259,356	680,000	939,356
Thereafter	93,526	3,173,364	3,266,890
	$2,527,402	$6,725,034	$9,252,436

Advance to related party:

The Company advanced $500,000 to a related party lessor during 2008.  The advance was for certain renovation costs and expenditures incurred by the lessor associated with the Company’s occupancy of the related party’s property.  The Company expects repayment of the advance during 2009 plus interest at 6%.

Consulting agreement:

The Company has a management consulting agreement (the Management Agreement) with HMK, which continues until either party gives 180 days prior written notice of termination.  The Management Agreement provides for management fees equal to .75% of the Company’s sales to be paid to HMK.

Employment agreements:

The Company has employment agreements with certain key employees (the Employees) through August 2008. Any party may terminate their agreement at any time; however, if the Company terminates an

Employee without cause during the term of the agreement, the Employee is entitled to severance pay equal to one year of salary.  Also, the Employees are entitled to Management Incentive Compensation, as defined and calculated on an annual basis.

Labor concentrations:

PFI, LLC has entered into a collective bargaining agreement with the United Steelworkers of America, terminating June 13, 2011, covering approximately 13% of the Company’s workforce.

8.	Income taxes (benefit):

The components of income tax expense (benefit) are as follows:

	2008	2007

Current:
Tax-sharing allocation	$3,862,062	$3,749,844
State income taxes	691,392	553,551
Deferred	(213,000)	(376,000)

	$4,340,454	$3,927,395

At May 3, 2008 and April 28, 2007, tax-sharing allocations payable to HMK, in the amount of $1,617,148 and $2,600,000, respectively, are included in accrued expenses in the accompanying consolidated balance sheets.

Temporary differences giving rise to deferred tax assets consist principally of  employment-related amounts accrued for financial reporting purposes but deductible in future periods for income tax reporting purposes, and allowances for doubtful accounts and inventory obsolescence recorded for financial reporting purposes but deductible in future periods for income tax reporting purposes.  Temporary differences giving rise to deferred tax liabilities consist principally of the excess of depreciation for income tax reporting purposes over the amount for financial reporting purposes, and amortization of goodwill for income tax reporting purposes.

Total gross deferred tax assets and gross deferred tax liabilities are as follows:

	2008	2007

Deferred tax assets	$1,537,000	$1,149,000
Deferred tax liabilities	692,000	517,000

Deferred tax asset	$845,000	$632,000

Realization of the future tax benefits related to deferred tax assets is dependent upon various factors, including the Company’s ability to generate taxable income.  Management has determined that it is more likely than not that the deferred tax assets will be realized.  While management uses available information to evaluate the realizability of the Company’s deferred tax assets, future adjustments might be necessary if economic conditions differ substantially from the assumptions used in evaluating the realizability of deferred tax assets.